5757 W Century Blvd, Suite 303,

Los Angeles, CA 90045

Tel   +1(310) 568-1628

Fax  +1(310) 410-0371

Accountants and Consultants

December 18, 2019

Securities and Exchange Commission

100F Street N.W

Washington, DC 20549-7561

Dear Sirs/Madams:

We have read 4.01 of Inky (the “Company”) Form 8-K to be filed with the Securities and Exchange

Commission  on  or  about  December  19,  2019.  We  agree  with  all  statement  pertaining  to  us.  We have no basis to agree or disagree with other matters of the Company reported therein.

Regards,

KSP Group Inc.

KSP Group, Inc.